EXHIBIT INDEX

4.22      Form of Guaranteed Minimum Withdrawal Benefit Rider (form 273567).

4.23      Form of Guaranteed Minimum Accumulation Benefit Rider (form 273568).

4.24      Form of Annuity Endorsement (form 273566).

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.